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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Slides posted on UnitedGlobalCom, Inc.'s (the "Company's") web site containing non-GAAP financial measure reconciliation information in connection with the presentation by Liberty Media Corporation ("Liberty") relating to the financial performance and condition of the Company, to be given at Liberty's annual investors meeting on May 15, 2003.

Item 9. Regulation FD Disclosure.

        On May 15, 2003, Liberty will hold its annual investors meeting. During this meeting, Liberty will provide a slide presentation regarding the financial performance and condition of the Company to Liberty's investors. In connection with the presentation, the Company has posted slides containing non-GAAP financial measure reconciliation information on the Company's web site at http://www.unitedglobal.com. A copy of the slides presented at the annual investors meeting by Liberty relating to the financial performance and condition of the Company also appears on the Company's web site.

        A copy of the slides containing the non-GAAP financial measure reconciliation information is attached as Exhibit 99.1.

        Limitation on Incorporation by Reference.    In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: May 15, 2003

EXHIBIT INDEX

99.1	Slides posted on the Company's web site containing non-GAAP financial measure reconciliation information in connection with the presentation by Liberty relating to the financial performance and condition of the Company, to be given at Liberty's annual investors meeting on May 15, 2003.

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  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX